Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 1, 2015 (“Closing Date”), Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”) entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), by and among Autobytel, New Horizon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Autobytel (“Merger Sub”), AutoWeb, Inc., a Delaware corporation (“AutoWeb”) and José Vargas, in his capacity as Stockholder Representative. Pursuant to the Merger Agreement, Merger Sub merged with and into AutoWeb (the “Merger”), with AutoWeb continuing as the surviving corporation and as a wholly owned subsidiary of Autobytel

The pro forma financial statements are prepared in conformity with the  Securities Exchange Commission ("SEC"), Regulation S-X: Article 3, Rule 3.05, Financial Statements of Businesses Acquired or to be Acquired ("Rule 3.05") and Article 11, Pro forma Financial Information ("Article 11"). Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP") have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures provided herein are adequate to make the information presented not misleading.

The following unaudited pro forma condensed combined financial statements are derived from the historical audited financial statements for the year ended December 31, 2014 and from the quarterly unaudited financial statements for the nine months ended September 30, 2015, of the Company and AutoWeb. The pro forma statements of income are presented to include the effects of the Merger Agreement as of January 1, 2014.  The unaudited pro forma condensed combined balance sheet is presented to include the effects of the Merger Agreement as of September 30, 2015.

The unaudited pro forma condensed combined financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the two companies, as management is in the process of assessing what, if any, future actions are necessary. However, additional liabilities ultimately may be recorded for costs associated with removing redundant operations that could affect amounts in these unaudited pro forma combined financial statements, and their effects may be material and would be reflected in the statement of operations.

Significant assumptions, estimates and adjustments herein have been made solely for purposes of developing these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as well as the audited historical financial statements and related notes of AutoWeb as of December 31, 2014 and December 31, 2013, which are attached as Exhibit 99.1 in this Form 8-K. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the merger been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of a combined entity.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEETAs of September 30, 2015

			Pro Forma
	Historical		Adjustments		Pro Forma
	Autobytel	AutoWeb	(Note 5 )		Combined
(in thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$18,798	2,267	$(279)	(a)	$20,786
Accounts receivable, net	27,723	1,269	(523)	(b)	28,469
Deferred tax asset	3,616	-			3,616
Prepaid expenses and other current assets	2,217	154	-		2,371
Total current assets	52,354	3,690	(802)		55,242

Property and equipment, net	3,099	1,613	(910)	(h)	3,802
Investments	4,060	-	(3,380)	(e)	680
Intangible assets, net	12,996	1,364	19,016	(c)	33,376
Long-term deferred tax asset	23,615	-	-		23,615
Goodwill	32,096	-	3,534	(d)	35,630
Other assets	1,002	63	-		1,065
Total assets	$129,222	$6,730	$17,458		$153,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,564	$514	$(523)	(b)	$9,555
Accrued expenses and other current liabilities	9,934	31	-		9,965
Convertible note payable		-
Current portion of term loan payable	5,250	-
Total current liabilities	24,748	545	(523)		24,770

Convertible note payable	1,000	-	-		1,000
Term loan payable	14,063	-	-		14,063
Borrowings under credit facility	8,000	-	-		8,000
Other non-current liabilities	25	-	-		25
Total liabilities	47,836	545	(523)		47,858

Commitments and Contingencies

Stockholders' Equity:
Preferred stock		10,380	(10,380)	(e)(f)	-
Common stock	10	-			10
Additional paid-in capital	317,057	-	23,531	(a)(f)	340,588
Accumulated deficit	(235,681)	(4,195)	4,830	(g)	(235,046)
Total stockholders' equity	81,386	6,185	17,981		105,552
Total liabilities and stockholders' equity	$129,222	$6,730	$17,458		$153,410

See accompanying notes to the unaudited pro forma condensed combined financial statements.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
Year Ended December 31, 2014

			Pro Forma
	Historical		Adjustments		Pro Forma
	Autobytel	AutoWeb	(Note 5)		Combined
(in thousands, except share and per share data)

Revenues:
Lead fees	$100,744	$-	$-		$100,744
Advertising	4,171	$2,204	(2,356)	(i)	4,019
Other revenues	1,363	163	-		1,526
Total revenues	106,278	2,367	(2,356)		106,289

Cost of revenues	64,465	1,734	(1,237)	(i) (j)	64,962
Gross profit	41,813	633	(1,119)		41,327

Operating expenses:
Sales and marketing	14,404	111			14,515
Technology support	8,014	-			8,014
General and administrative	11,538	3,070			14,608
Depreciation and amortization	1,858	476	2,086	(j)	4,420
Litigation settlements	(143)	-	-		(143)
Total operating expenses	35,671	3,657	2,086		41,414
Operating income (loss)	6,142	(3,024)	(3,205)		(87)

Interest expense, net	(694)	(6)			(700)
Income tax (benefit) expense	2,037	(685)	(1,282)	(k)	70
Net income	$3,411	$(2,345)	$(1,923)		$(857)

Earnings per share:
Basic	$0.38			(l)	$(0.10)
Diluted	$0.32			(l)	$(0.08)

Weighted average shares outstanding:
Basic	8,979,897				8,979,897
Diluted	11,211,908				11,211,908

See accompanying notes to the unaudited pro forma condensed combined financial statements.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2015

			Pro Forma
	Historical		Adjustments		Pro Forma
	Autobytel	AutoWeb	(Note 5)		Combined
(in thousands, except share and per share data)

Revenues:
Lead fees	$88,480	$-	$-		$88,480
Advertising	6,846	3,690	(2,640)	(i)	7,896
Other revenues	1,479	137	-		1,616
Total revenues	96,805	3,827	(2,640)		97,992

Cost of revenues	59,639	2,200	(1,757)	(i) (j)	60,082
Gross profit	37,166	1,627	(883)		37,910

Operating expenses:
Sales and marketing	11,430	170			11,600
Technology support	7,952	-			7,952
General and administrative	9,854	2,763			12,617
Depreciation and amortization	1,808	372	1,565	(j)	3,745
Litigation settlements	(75)	-	-		(75)
Total operating expenses	30,969	3,305	1,565		35,839
Operating income (loss)	6,197	(1,678)	(2,448)		2,071

Interest expense, net	(546)	3			(543)
Income tax (benefit) expense	2,391	1	(979)	(k)	1,413
Net income	$3,260	$(1,676)	$(1,469)		$115

Earnings per share:
Basic	$0.33			(l)	$0.01
Diluted	$0.30			(l)	$0.01

Weighted average shares outstanding:
Basic	9,731,796				9,731,796
Diluted	10,717,740				10,717,740

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Autobytel, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Description of Transaction

On October 1, 2015, Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”) entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), by and among Autobytel, New Horizon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Autobytel (“Merger Sub”), AutoWeb, Inc., a Delaware corporation (“AutoWeb”) and José Vargas, in his capacity as Stockholder Representative. Pursuant to the Merger Agreement, Merger Sub merged with and into AutoWeb (the “Merger”), with AutoWeb continuing as the surviving corporation and as a wholly owned subsidiary of Autobytel.

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the September 30, 2015 and the December 31, 2014 historical financial statements of Autobytel and AutoWeb, which were prepared under United States Generally Accepted Accounting Principles (“GAAP”).

The acquisition is accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the acquisition method of accounting, the total purchase price, calculated as described in Note 4 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of the Business based on their preliminarily estimated fair values. The allocation of purchase price for an acquisition requires extensive use of accounting estimates, assumptions and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair values. The merger consideration for AutoWeb was allocated to tangible and intangible assets acquired and liabilities assumed based on their preliminarily estimated fair values at the merger date. Autobytel has engaged an independent third-party valuation firm to assist in determining the estimated fair values of identifiable intangible and tangible assets. Such a valuation requires significant estimates and assumptions including but not limited to: determining the timing and estimates of future cash flows and developing appropriate discount rates. Autobytel believes the preliminarily estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase price allocation may change if additional information becomes available. Differences between these purchase price allocations and any changes thereto could have a material impact on the unaudited pro forma condensed combined financial statements and Autobytel’s future results of operations and financial position. The unaudited pro forma condensed combined financial information is presented after giving effect to the merger of AutoWeb as if it occurred on January 1, 2014, and for the year ended December 31, 2014.  Certain reclassifications have been made to the historical financial statements of AutoWeb to conform to Autobytel’s presentation.

Note 3 – Accounting Policies

As a result of the continuing review of AutoWeb’s accounting policies, Autobytel may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. At this time, Autobytel is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

Note 4 – Purchase Price

On October 1, 2015, the Company completed the merger with AutoWeb. The merger was made pursuant to an Agreement and Plan of Merger by and among the Company and AutoWeb.

Autobytel, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The total merger consideration paid by Autobytel of $23.81 million consisted of the issuance of 168,007 newly issued shares of Series B Preferred Stock valued at $20.99 million, the issuance of warrants to purchase up to 148,240 shares of Series B Preferred Stock valued at $2.54 million, and $0.28 million in cash paid upon the closing of the Merger Agreement, subject to an adjustment for acquired working capital.

Fair Value Estimate of Assets Acquired and Liabilities Assumed

Under the acquisition method of accounting, the total estimated purchase price is allocated to AutoWeb’s net tangible and intangible assets based on their estimated fair values as of October 1, 2015, the merger completion date. Based on the Company’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma condensed combined financial statements, the preliminary estimated purchase price is allocated as follows (amounts in thousands).

Cash	$2,267
Accounts receivable	1,269
Prepaid and other current assets	154
Property and equipment	703
Other long-term assets	63
Total tangible assets acquired	4,456
Accrued expenses and other current liabilities	543
Net identifiable assets acquired	3,913
Long-lived intangible assets acquired	20,380
Goodwill	3,534
Net assets acquired	$27,827

Merger consideration	$23,811
Fair value of prior investment in AutoWeb	4,016
Total investment	$27,827

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

The preliminary fair value of the acquired intangible assets was determined as described below. In estimating the preliminary fair value of the acquired intangible assets, the Company utilized the valuation methodology determined to be most appropriate for the individual intangible asset being valued as described below. The acquired intangible assets include the following (amounts in thousands):

Autobytel, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Intangible Asset	Valuation Method	Estimated Fair Value	Estimated Useful Life (1)

Trademarks/Tradenames	Relief from Royalty (2)	2,600	6 Years
Developed Technology	Excess of Earnings (3)	9,920	7 Years
Customer Relationships	Discounted cash flows (4)	7,290	4 Years
Non-Compete Agreements	Discounted cash flows (4)	570	2 Years

(1)
Determination of the estimated useful lives of the individual categories of purchased intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. Amortization of intangible assets with definite lives are recognized over the shorter of the respective lives of the agreement or the period of time the assets are expected to contribute to future cash flows.

(2)	The relief from royalty method is an earnings approach which assesses the royalty savings an entity realizes since it owns the asset and doesn't have to pay a third party a license fee for it use.

(3)
The excess of earnings method estimates a purchased intangible asset's value based on the present value of the prospective net cash flows (or excess earnings) attributable to it. The value attributed to these intangibles was based on projected net cash inflows from existing contracts or relationships.

(4)
The customer relationships and non-compete agreements fair value was derived by calculating the difference between the present value of the Company's forecasted cash flows with the customer relationships and non-compete agreements in place and without the customer relationships and non-compete agreements in place.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired.  In accordance with ASC 350, Intangibles, Goodwill and Other, goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if indicators of impairment exist.

Purchase price adjustments recorded subsequent to the closing date of October 1, 2015 will affect the recorded amount of goodwill.

Note 5 - Unaudited Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the total purchase price, to reflect amounts related to the Leads Business’s net tangible and intangible assets at an amount equal to the estimated fair values on the closing date, and to reflect changes in amortization expense resulting from the preliminarily estimated fair value adjustments to net intangible assets. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements presented below and with the separate historical financial statements of Autobytel and AutoWeb.

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)
Reflects total consideration paid by Autobytel on the closing date of $23.81 million, which was funded by the issuance of 168,007 newly issued shares of Series B Preferred stock valued at $20.99 million, issuance of warrants to purchase up to 148,240 shares of Series B Preferred stock valued at $2.54 million, and $0.28 million from available cash on hand.

(b)	Reflects the elimination of receivable and payable balances between Autobytel and AutoWeb.

Autobytel, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c)
Reflects the portion of total merger consideration allocated to acquired intangible assets acquired of the Business as part of the acquisition based on preliminary estimated fair values assigned on the closing date.

(d)
Reflects the portion of total merger consideration allocated to goodwill based on the estimated fair value of the total merger consideration less the estimated fair value assigned to identifiable tangible and intangible assets acquired and liabilities assumed on the closing date.

(e)
Reflects the elimination of Autobytel's carrying value of the investment in AutoWeb prior to the merger of $3,380, and the resulting gain recognized by Autobytel of $635, as a result of the fair value of Autobytel's investment in AutoWeb prior to the merger of $4,016 less the historical carrying value of Autobytel's investment in AutoWeb.  Such gain is only included in the balance sheet pro forma adjustments and not included in the statement of operations pro forma adjustments.

(f)	Reflects the elimination of AutoWeb's Preferred Stock prior to the merger of $4,880, and the exchange of $5,500 of AutoWeb’s Preferred Stock as part of merger consideration (a).

(g)	Reflects the elimination of AutoWeb's historical accumulated deficit offset by the gain recognized by Autobytel as a result of the fair value of Autobytel's investment in AutoWeb prior to the merger.

(h)	Reflects the fair value adjustment for AutoWeb's property and equipment.

(i)	Reflects the elimination of sales between Autobytel and AutoWeb.

(j)	Reflects the estimated adjustment to depreciation and amortization expense for the tangible property and equipment and intangible assets acquired as part of the merger.

(k)	Reflects an estimate of the income tax benefit resulting from the net proforma adjustments, assuming a 40% tax rate

(l)
Pro forma basic earnings per share are calculated by dividing the pro forma combined net earnings by the weighted average shares outstanding. Pro forma diluted earnings per share is calculated by dividing the pro forma combined net earnings by the weighted average shares outstanding and dilutive potential weighted average shares outstanding.